Exhibit 21

Subsidiaries of the Registrant

Subsidiary	State of Incorporation
150 Taylor Station MOB, LLC	TN
3310 West End, LLC	TN
3960 Coon Rapids, LLC	DE
4765 Carmel Mountain Road, LLC	TN
5901 Westown Parkway MOB, LLC	DE
593HR, LLC	TN
630 S Raymond, LLC	TN
Allenmore C, LLC	DE
Ankeny North MOB, LLC	DE
Charlotte Avenue Retail, LLC	TN
Charlotte Medical Plaza, LLC	TN
Clive Oncology Center, LLC	DE
Clive Wellness Campus Building One, LLC	DE
Clive Wellness Campus Building Five, LLC	DE
Cotton Pasadena, LLC	TN
DOB III, LLC	TN
DPCI 6002 Professional, LLC	GA
DPCII 6001 Professional, LLC	GA
Grandview Alamance MOB, LLC	TN
Greensboro Medical Center, LLC	TN
Healthcare Acquisition of Texas, Inc.	AL
Healthcare Realty Services Incorporated	TN
Healthcare Realty Trust Incorporated	MD
HR 3705 Medical Parkway, LLC	DE
HR 601 Broadway Unit A, LLC	TN
HR 9191 Pinecroft SPE, LLC	DE
HR-Pima, LLC	DE
HR Acquisition I Corporation	MD
HR Acquisition of Pennsylvania, Inc.	PA
HR Acquisition of San Antonio, Ltd.	AL
HR Assets, LLC	DE
HR Bel Air, LLC	MD
HR Briargate, LLC	DE
HR Dakota, LLC	DE
HR Fair Oaks 3650, LLC	TN
HR Fair Oaks 3700, LLC	TN
HR First Hill Medical Building SPE, LLC	DE
HR Forest Glen, LLC	TN
HR Fridley, LLC	MN

HR HMP Unit 1 SPE, LLC	DE
HR Interests, Inc.	TX
HR Lowry Medical Center SPE, LLC	DE
HR MAC II, LLC	DE
HR MPC II, LLC	TN
HR McNaughten SPE, LLC	DE
HR MRMC MOB II SPE, LLC	DE
HR MRMC MOB III SPE, LLC	DE
HR North Carolina, LLC	DE
HR of Carolinas, LLC	DE
HR of California, Inc.	AL
HR of Indiana, LLC	DE
HR of Iowa, LLC	DE
HR of Los Angeles, Inc.	AL
HR of Los Angeles, Ltd.	AL
HR of Sarasota, LLC	AL
HR Richmond Community SPE, LLC	DE
HR Santa Rosa, LLC	TN
HR Summit Crossing SPE, LLC	DE
HR St. Mary’s MOB NW SPE, LLC	DE
HR St. Mary’s MOB South SPE, LLC	DE
HR St. Mary’s MOB West SPE, LLC	DE
HR Three Tree, LLC	DE
HR Unity, LLC	TN
HR Valley North, LLC	DE
HR West Hills Manager SPE, LLC	TN
HR West Hills MOB SPE, LLC	TN
HR West Des Moines SPE, LLC	DE
HRP MAC III, LLC	DE
HRP MAC IV, LLC	DE
HRT of Alabama, Inc.	AL
HRT of Delaware, Inc.	DE
HRT of Illinois, Inc.	DE
HRT of Louisiana, Inc.	LA
HRT of Mississippi, Inc.	DE
HRT of Roanoke, Inc.	VA
HRT of Tennessee, LLC	TN
HRT of Virginia, Inc.	VA
HRT Properties of Texas, Ltd.	TX
Juniper Arapahoe Center MOB, LLC	DE
Juniper Audubon MOB, LLC	DE
Juniper City Center Plymouth, LLC	DE
Juniper Common Street MOB, LLC	DE
Juniper Laguna MOB, LLC	DE
Juniper MOB Investment Venture, LLC	DE

Juniper MOB Managing Member, LLC	TN
Juniper Dry Creek MOB, LLC	DE
Juniper SB MOB, LLC	DE
Juniper SB Professional, LLC	DE
Juniper Sonterra MOB, LLC	DE
Juniper Tenderfoot Hills MOB, LLC	DE
Juniper Town Centre PB, LLC	DE
Juniper Westover MOB, LLC	DE
KCC 340 Kennestone, LLC	GA
KPCI 55 Whitcher, LLC	GA
KPCII 61 Whitcher, LLC	GA
La Plata Street Co., Inc.	CA
Lakewood MOB, LLC	DE
Maplewood MOB, LLC	DE
OHMOB Member, LLC	TN
Oak Hills MOB, LLC	TN
Oat Properties, LLC	TN
Parker MOB, LLC	TN
Pasadena Medical Plaza SSJ Ltd.	FL
Penrose Pavilion MOB, LLC	TN
Plano Medical Pavilion, LLC	TN
Pomerado Pavilion MOB, LLC	TN
POP 144 Bill Carruth, LLC	GA
Porter MOB, LLC	TN
PPC 148 Bill Carruth, LLC	GA
Ridgeline Medical, LLC	TN
School Road MOB, LLC	DE
Southwest General Medical Building (TX) SPE, LLC	DE
Stevens Pavilion LLC	DE
TM Medical Center, LLC	TN
Torrey Hills Member SPE, Inc.	TN
Town Center Woodbridge MOB, LLC	TN
Union Plaza Holdings, LLC	TN
West Norman SPE, LLC	TN
Yakima Valley Subsidiary LLC	DE